EXHIBIT 99.2

February 18, 2024

ASP Isotopes Inc. Announces Proposed Offering of Convertible Notes by Quantum Leap Energy

WASHINGTON, Feb. 18, 2024 (GLOBE NEWSWIRE) -- ASP Isotopes Inc. NASDAQ: ASPI ("ASP Isotopes” or “ASPI” or the “Company”), an advanced materials company dedicated to the development of technology and processes for the production of isotopes for use in multiple industries, announced today its intention to commence an offering by its wholly- owned subsidiary, Quantum Leap Energy LLC ("QLE”), of up to US$20 million aggregate principal amount of QLE’s convertible notes (the "Notes"), subject to market and other conditions (the "Notes Offering").

The Notes will be unsecured and may be convertible into common equity securities of QLE prior to maturity upon the occurrence of certain events, including an initial public offering, direct listing or a future equity financing, in each case at a price per share equal to the lower of 80% of the per share price in the applicable transaction or the per share value of one share of QLE’s common equity based on a set valuation cap.

The Notes will mature on the fifth anniversary of the initial closing, unless converted in accordance with their terms prior to such date. QLE may not repay the Notes prior to maturity, unless a change of control transaction occurs.

QLE intends to use the net proceeds from the Notes Offering for the planning for, building and development of laser enrichment production facilities, as well as general corporate purposes.

There can be no assurance that the Notes Offering will be consummated or, if consummated, QLE will sell the maximum principal amount of Notes offered.

The Notes are offered in offshore transactions outside the United States to non-U.S. persons in compliance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"). The Notes and the common equity securities of QLE deliverable upon conversion of the Notes (if any) have not been and will not be registered under the

Securities Act or any other applicable securities laws, and may not be sold or otherwise transferred in the United States except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any other applicable securities laws. No offering of the Notes or the common equity securities of QLE deliverable upon conversion of the Notes (if any) is being made into the United States or to U.S. persons.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, nor shall there be a sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release contains information about the pending Notes Offering, and there can be no assurance that such transaction will be completed.

About ASP Isotopes Inc.

ASP Isotopes Inc. is a pre-commercial stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

There is a growing demand for isotopes such as Silicon-28, which will enable quantum computing, and Molybdenum-100, Molybdenum-98, Zinc-68, Ytterbium-176, and Nickel-64 for new, emerging healthcare applications, as well as Chlorine-37, Lithium-6, and Uranium- 235 for green energy applications. The ASP Technology (Aerodynamic Separation Process) is ideal for enriching low and heavy atomic mass molecules. For more information, please visit www.aspisotopes.com.

Forward Looking Statements

This press release may contain “forward-looking statements.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the Company’s proposed offering of convertible notes of Quantum Leap Energy LLC, or factors that result in changes to the Company’s anticipated results of operations related to its products and technologies. These and other risks and uncertainties are described more fully in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise, except as may be required under applicable law.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043

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